UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900
New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Tidewater Inc. (NYSE:TDW) announced today that it has reached agreement with the Federal Government of Nigeria (“FGN”) to settle and resolve the previously disclosed investigation by the FGN relating to allegations that the Nigerian affiliate of a Swiss-based freight forwarder had made improper payments to government officials in Nigeria on behalf of Tidewater’s foreign subsidiaries. The FGN’s investigation in this regard focused on facts and circumstances associated with Nigeria operations in 2007 and previous years that were detailed in Tidewater’s previous settlements with the U.S. Department of Justice and U.S. Securities and Exchange Commission. Pursuant to the settlement agreement, the FGN has terminated the above-mentioned investigation and agreed not to bring any criminal charges or civil claims against any Tidewater entity or associated persons arising from these allegations. In return, Tidewater agreed to pay $6.0 million to the FGN and to pay an additional $0.3 million for the FGN’s attorneys’ fees and other expenses. The total $6.3 million ($0.12 per diluted common share) settlement payments will be made promptly and will be reflected in Tidewater’s fourth fiscal quarter results ending March 31, 2011. Among other provisions in the settlement agreement, Tidewater also affirmed a continuing commitment to good corporate governance and compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary

Date: March 3, 2011